Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement:

•
Form S-8 No. 333-258287 pertaining to the 2017 Equity Incentive Plan, 2021 Incentive Award Plan, and 2021 Employee Stock Purchase Plan of Icosavax, Inc. and
•
Form S-3 No. 333-266894 and related Prospectus

of our report dated March 30, 2023, with respect to the financial statements of Icosavax, Inc. included in this Annual Report (Form 10-K) of Icosavax, Inc for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Seattle, Washington

March 30, 2023